Exhibit A

Joint Filing Agreement

The undersigned agree that this Schedule 13G, and all amendments thereto, relating to the common stock of Career Education Corporation shall be filed on behalf of the undersigned.

Steven D. Lebowitz

By:	/s/ ANDREW COLLINS
Andrew Collins, Attorney-In-Fact

Deborah P. Lebowitz

By:	/s/ ANDREW COLLINS
Andrew Collins, Attorney-In-Fact

The Steven & Deborah Lebowitz Foundation

By:	/s/ ANDREW COLLINS
Andrew Collins, Attorney-In-Fact

The Lebowitz Family, LLC

By:	/s/ ANDREW COLLINS
Andrew Collins, Attorney-In-Fact